Exhibit 10.27

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                        CHANGE IN CONTROL SEVERANCE PLAN

         WHEREAS, the Board of Directors (the "Board") of Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), recognizes that the threat of an unsolicited takeover or other change in control of the Company may occur which can result in significant distractions of its key personnel because of the uncertainties inherent in such a situation; and

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to be able to retain the services of its key personnel in the event of a threat of a change in control of the Company, and following any change in control, to ensure their continued dedication and efforts in any such event without undue concern for their personal financial and employment security.

         NOW, THEREFORE, in order to fulfill the above objectives, the following plan has been developed and is hereby adopted.


1.       Purpose
         It is the purpose of the Company, through this Plan, to provide a salary continuation payment and certain other benefits for each of its employees who is a Participant in the Plan and (a) who separates from service with the Company for Good Reason or (b) whose employment with the Company is involuntarily terminated (other than for Cause, Disability, death or an Excluded Termination), in either case, on or after the date on which a Change in Control occurs and within the time limits specified in Section 5.1.


2.       Contractual Right
         Upon and after a Change in Control, each Participant shall have a fully vested, nonforfeitable contractual right, enforceable against the Company, to the benefits provided for under Section 6 of this Plan upon the conditions specified in Section 5.1. Such contractual right to receive such benefits if the conditions specified in Section 5.1 are fulfilled shall arise on the date on which the Change in Control occurs.


3.       Duration
         This Plan shall be effective as of the date the Plan is approved by the Board or such other date as the Board shall designate in its resolution approving the Plan. The Plan shall continue in effect until terminated in accordance with Section 9.

4. Definitions. For purposes of this Plan, the following definitions shall apply:
     4.1 Affiliate: "Affiliate" shall mean with respect to any person or entity, any entity, directly or indirectly, controlled by, controlling or under common control with such person or entity.

     4.2 Board: "Board" shall mean the Board of Directors of Countrywide Credit Industries, Inc.
     4.3 Cause: "Cause" shall exist where the Participant (a) intentionally failed to perform reasonably assigned duties, (b) acted dishonestly or engaged in willful misconduct in the performance of his or her duties, (c) engaged in a transaction in connection with the performance of his or her duties to the Company for personal profit to himself or herself or (d) willfully violated any law, rule or regulation in connection with the performance of his or her duties (other than traffic violations or similar offenses).
     4.4 Change in Control: A "Change in Control" shall mean the occurrence during the term of this Plan, of any one of the following events:
     (a) An acquisition (other than directly from Company) of any common stock or other "Voting Securities" (as hereinafter defined) of Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of Company's common stock or the combined voting power of Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Plan, (1) "Voting Securities" shall mean Company's outstanding voting securities entitled to vote generally in the election of directors and (2) a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of May 6, 1996 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) The consummation of: (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

     (A) the Company's stockholders, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

     (C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;
     (ii) A complete liquidation or dissolution of the Company; or
     (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     Notwithstanding anything to the contrary contained herein, if the employment of a Participant is terminated (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, then for purposes of this Plan the date of a Change in Control with respect to that Participant shall be deemed to be the date immediately prior to the date of the Participant's termination.
     4.5 Company: "Company" shall mean Countrywide Credit Industries, Inc. and any successor thereto, including, without limitation, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), partnership(s) or corporation(s) acquiring directly or indirectly all or substantially all of the business or assets of the Company.
     4.6 Disability: "Disability" shall mean physical or mental infirmity which impairs the Participant's ability to substantially perform his or her duties (as they existed immediately prior to the illness or injury) on a full-time basis for four (4) consecutive calendar months or for shorter periods aggregating eighty (80) or more business days in any twelve (12) month period.

     4.7 Excluded Termination: "Excluded Termination" shall have the meaning as set forth in Section 5.2 of this Plan.
     4.8 Good Reason: A Participant shall have "Good Reason" for terminating employment with the Company only if one or more of the following occurs, within one year after a Change in Control, without the Participant's express written consent:
     (a) a reduction by the Company in the Participant's base salary by at least five percent (5%) or the termination or reduction of award opportunities under any bonus or incentive award plan, practice or formula in which the Participant participates unless a comparable arrangement (embodied in an ongoing substitute or alternative plan, practice or formula) has been made with respect to the Participant's participation in such bonus or incentive award plan, practice or formula; or

                  (b)      for any  Participant  who  immediately  prior  to the
                           Change in Control is a member of employee classification A or B (as set forth in Appendix A), a change in the Participant's title, position or responsibilities which represents an adverse change from his or her title, position or responsibilities as in effect immediately prior to such change; or

                  (c) the relocation of the Company's office at which the Participant is located at the time of the Change in Control to a location more than fifty (50) miles from the location at which the Participant performed his or her duties immediately prior to the Change in Control.

                  Any event described in Section 4.8(a), (b) or (c) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

                  Notwithstanding the foregoing, no action by the Company shall give rise to Good Reason if it results from the Participant's termination for Cause, Disability, death or an Excluded Termination.

     4.9 Operating Unit: "Operating Unit" shall mean any subsidiary, division or other business unit of Company or any Affiliate.
     4.10 Participant: "Participant" shall mean an active, full-time employee of the Company or any of its subsidiaries who, on the date immediately preceding the date of a Change in Control, is (a) not covered under an individual employment or severance agreement (as distinguished from a plan or program which is applicable to groups of salaried employees generally) which provides for compensation and/or benefits upon termination of employment and (b) employed in one of the employee classifications set forth in Appendix A.

     4.11 Plan: "Plan" shall mean the Countrywide Credit Industries, Inc. Change in Control Severance Plan.

     4.12 "Post-Transaction Good Reason" means with respect to offered employment or the continued employment, as the case may be, with a Post-Transaction Employer (as defined in Section 5.2) following a Transaction (as defined in Section 5.2):
                  (a) a reduction in the Participant's annual base salary by at least five percent (5%) below the greater of the rate in effect (i) as of the date of the
                           Transaction or (ii) on any date following the Transaction;

                  (b)      for any  Participant  who  immediately  prior  to the
                           Change in Control is a member of employee classification A or B (as set forth in Appendix A), a change in the Participant's title, position or responsibilities which represents an adverse change from his or her title, position or responsibilities as in effect immediately prior to such change; or

                  (c) the relocation of the offices at which the Participant is principally employed to a location more than fifty (50) miles from the location of such offices immediately prior to the Transaction, or the Participant being required to be based anywhere other than such offices, except to the extent the Participant was not previously assigned to a principal location and except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations at the time of the Transaction;

     4.13 Severance Benefit: "Severance Benefit" shall mean the benefits payable in accordance with Section 6 of this Plan.

5.       When Provisions Apply
         5.1 The benefits provided for under Section 6 shall be provided to each Participant who incurs a "Qualifying Termination." For purposes of this Plan, a "Qualifying Termination" shall occur only if a Change in Control occurs and

     (a) within one year after the Change in Control occurs, the Company terminates the Participant's employment other than for Cause; or

     (b) (i) within one year after the Change in Control occurs, Good Reason occurs, and
     (ii) the Participant terminates employment with the Company within six months after the Good Reason occurs;

                  provided, however, that a Qualifying Termination shall not occur if the Participant's employment with the Company terminates by reason of Cause, the Participant's Disability or death, or an Excluded Termination (as defined in Section 5.2).

         5.2 Sale of Business or Assets. If, following a Change in Control, a Participant's employment with the Company and its Affiliates terminates in connection with the sale, divestiture or other disposition of any Operating Unit (or part thereof) (a "Transaction"), such termination shall not be a termination of employment of the Participant for purposes of the Plan, and (notwithstanding the rights provided to the Participant by
                  Section 5.1) the Participant shall not be entitled to a Severance Benefit as a result of such termination of employment if (i) the Participant is offered continued employment, or continues in employment, with the divested Operating Unit or the purchaser of the assets of the Operating Unit, as the case may be, (the "Post-Transaction Employer") or their respective Affiliates on terms and conditions that would not constitute Post-Transaction Good Reason and (ii) the Company obtains an agreement from the acquiror of the stock or assets of the divested Operating Unit, enforceable by the Participant, to provide or cause the Post-Transaction Employer to provide severance pay and benefits, if the Participant accepts the offered employment or continues in employment with the Post-Transaction Employer or its Affiliates following the Transaction, (A) at least equal to the Severance Benefit and
                  (B) payable upon a termination of the Participant's employment with the Post-Transaction Employer and its Affiliates within the one year period described in Section 5.1 (or such part of it as is then remaining) for any reason other than Cause, Disability, the Participant's death or a termination by the Participant without Post-Transaction Good Reason. For purposes of this Section 5.2, the terms Cause and Disability shall have the meanings ascribed to them in Sections 4.3 and 4.6, respectively, but the term Company as it is used in Section
                  4.3 shall be deemed to refer to the entity employing the Participant after the Transaction.

                  A termination of employment described in this Section 5.2 is herein referred to as an "Excluded Termination." In the circumstances described in this Section 5.2, the Participant shall not be entitled to receive any Severance Benefit under this Plan whether or not the Participant accepts the offered employment or continues in employment. The provisions of this
                  Section 5.2 do not create any entitlement to any Severance Benefit from the Company and its Affiliates in any circumstances whatsoever and are to be construed solely as a limitation on such entitlement in the circumstances herein set forth.

         5.3 The fact that a Participant is eligible to immediately receive retirement benefits under the Countrywide Credit Industries, Inc. Defined Benefit Pension Plan or any other Company employee benefit plan, practice or policy shall not render him or her ineligible for the benefits under this Plan.




6.       Severance Benefits
         6.1      Severance Payment

                  (a) Each Participant entitled to benefits under this Plan shall receive within fifteen (15) days after the
                           Participant's Qualifying Termination a lump sum payment in cash equal to the amount as determined in accordance with Appendix A (the "Salary Separation Payment").

                           For purposes of calculating the Salary Separation Payment, (1) the Participant's "Base Pay" shall be the Participant's base annual salary as of the date of his or her termination of employment or, if greater, as of the date on which the Change in Control occurs and (2) the Participant's "Average Bonus" shall be the average of the aggregate bonus and/or incentive award, if any, paid or payable to the Participant for each of the two (2) fiscal years preceding the fiscal year in which the Participant's termination of employment occurs (or such fewer number of fiscal years for which the Participant was eligible to receive a bonus and/or incentive award).

     (b) Except as required by Section 7, the Salary Separation Payment provided for in Section 6.1(a) shall be payable in addition to, and not in lieu of, all other accrued, vested, earned, or deferred compensation rights, options, or other benefits (other than severance pay or similar benefits) which may be payable or owing to a Participant following termination of his or her employment under any plan, including but not limited to retirement and supplemental retirement benefits, accrued vacation or sick pay, compensation, or benefits payable under any of the Company's employee benefit plans, practices or policies.

                  (c) The Salary Separation Payment shall not be offset or reduced by any unemployment insurance benefit or income from subsequent employment that the Participant may receive.

         6.2 The period used in computing the Salary Separation Payment pursuant to Section 6.1(a) (the "Salary Separation Pay Period") shall be included as accredited service for the purpose of receiving or accruing benefits under all employee benefit plans of the Company, including, but not limited to, group health and life insurance, long-term disability, the Countrywide Credit Industries, Inc. Defined Benefit Pension Plan, the Countrywide Credit Industries, Inc. Tax Deferred Savings and Investment Plan, the Countrywide Credit Industries, Inc. Supplemental Executive Retirement Plan and the Countrywide Credit Industries, Inc. Deferred Compensation Plan.

         6.3 For the period equal to the Salary Separation Pay Period and commencing on the date of Participant's termination of employment (the "Continuation Period"), the Company shall at its expense (and without contribution by the Participant) continue on behalf of the Participant and his or her dependents and beneficiaries (a) medical, health, dental and prescription drug benefits, (b) long-term disability coverage and (c) life insurance and other death benefits coverage. The coverages and benefits (including deductibles, if any) provided under this Section 6.3 during the Continuation Period shall be no less favorable to the Participant and his or her beneficiaries than the most favorable of such coverages and benefits provided the Participant and his or her dependents during the 90-day period immediately preceding the Change in Control or as of any date following the Change in Control but preceding the date of Participant's termination. The obligation under this Section 6.3 with respect to the foregoing benefits shall be limited if the Participant obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce or eliminate the coverage and benefits it is required to provide the Participant hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Participant than the coverages and benefits required to be provided hereunder. Any period during which benefits are continued pursuant to this Section 6.3 shall be considered to be in satisfaction of the Company's obligation to provide "continuation coverage" pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and the period of coverage required under said Section 4980B shall be reduced by the period during which benefits were provided pursuant to this Section 6.3.

         6.4 Any termination of employment following a Change in Control by the Company or by the Participant shall be communicated by a Notice of Termination to the other party herein in accordance with Section 11. For purposes of this Plan, a "Notice of Termination" shall mean a written notice which shall indicate the specific Qualifying Termination provision in this Plan, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated and shall specify the effective date of the Qualifying Termination which shall not be less than thirty
                  (30) days nor more than sixty (60) days from the date such Notice of Termination is given or such shorter or longer period as may be mutually agreed between the Company and the Participant. For purposes of this Plan, no such purported Qualifying Termination shall be effective without such Notice of Termination.

         6.5 If a Participant who is entitled to Severance Benefits under this Plan dies before receiving the Salary Separation Payment, such Payment shall be made to the Participant's surviving spouse, or, if there is no surviving spouse, to the
                  Participant's estate. If a Participant who is entitled to Severance Benefits under this Plan dies before the end of the Continuation Period, then for the balance of the Continuation Period, the Company shall be required to continue the benefits provided for under Section 6.3 to the Participant's spouse and dependents.

         6.6 A Participant who is entitled to benefits under this Plan shall not be required to accept or to seek other employment as a condition of receiving such benefits, and a Participant's benefits provided under this Plan shall not be offset by any future compensation received by the Participant.


7.       Excise Tax Limitation
     (a) Notwithstanding anything contained in this Plan to the contrary, to the extent that the payments and benefits provided under this Plan and benefits provided to, or for the benefit of, the Participant under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Severance Benefits shall be reduced (but not below zero) to the extent necessary so that no Payment to be made or benefit to be provided to the Participant shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Participant shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Participant's rights and entitlements to any benefits or compensation.

     (b) The determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Plan and the amount of such Limited
Payment Amount shall be made by an accounting firm at the Company's expense selected by the Company which is one of the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm may, at the Company's option, be the accounting firm which audits the financial statements of the Company. The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Participant within five (5) days of the date of Participant's termination if applicable, or such other time as requested by the Company. The Determination, absent manifest error, shall be binding, final and conclusive upon the Company and the Participant.

8.       Successor to Company
         This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.


9.       Amendment and Plan Termination
         9.1 Amendment and Termination. Prior to a Change in Control, the Plan may be amended or modified in any respect, and may be terminated, by resolution adopted by two-thirds of the Board; provided, however, that no such amendment, modification or termination, which would adversely affect the benefits or protections hereunder of any individual who is a Participant as of the date such amendment, modification or termination is adopted shall be effective as it relates to such individual unless no Change in Control occurs within six (6) months after such adoption, any such attempted amendment, modification or termination adopted within six (6) months prior to a Change in Control being null and void ab initio as it relates to all individuals who were Participants as of the date of such adoption; provided, further, however, that the Plan may not be amended, modified or terminated, (a) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control or
                  (b) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, if the amendment, modification or termination adversely affects the rights of any Participant under the Plan, any such attempted amendment, modification or termination being null and void ab initio. From and after the occurrence of a Change in Control, the Plan
                  (x) may not be amended or modified in any manner that would in any way adversely affect the benefits or protections provided to any individual hereunder and (y) may not be terminated until the later of (i) eighteen (18) months after the date of the Change in Control or (ii) the date that all Participants who have become entitled to a Severance Benefit hereunder shall have received such payments in full.

         9.2 Form of Amendment. Any amendment or termination of the Plan shall be effected by a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.


10.      Employment Status
         This Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment.


11.      Notices
         Any notice provided for in this Plan shall be sent to the Company at 155 North Lake Avenue, Pasadena, California 91109-7137, Attention:
         Corporate Counsel/Secretary, with a copy to the Chairman of the Compensation Committee of the Board at the same address, or to such other address as the Company may from time to time in writing designate, and to a Participant at such address as he or she may from time to time in writing designate (or his or her business address of record in the absence of such designation). Such notice shall be deemed to have been given two (2) business days after it has been deposited as certified mail, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notice.


12.      Severability
         If any provision of this Plan is held invalid or unenforceable, the remainder of this Plan shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.


13.      Governing Law
         The interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of California.

                                   APPENDIX A

Eligible Employee
   Classifications                  Members

         A                          Managing Directors
         B                          Executive Vice Presidents
         C                          Senior Vice Presidents
         D                          First Vice Presidents, Vice Presidents
                                    and Regional Vice Presidents
         E                          Branch Managers and all other Exempt
                                    Employees
         F                          All Non-Exempt Employees

Salary Separation Payment

The Salary Separation Payment to which a Participant is entitled shall be based on the Participant's employee classification as of the date immediately preceding the date of the Participant's Qualifying Termination or, if greater, as of the date on which the Change in Control occurs, and shall equal the amount described in the table below; provided, however, that the Salary Separation Payment for each Participant who is a member of Employee Classification C, D, E or F shall also include an additional amount equal to one-quarter (1/4) of one month of Base Pay for each full year of service with the Company or Operating Unit in excess of five (5) years; provided, further, however, that such additional amount, if any, when added to the amount of Base Pay provided in the table below, shall not exceed twelve (12) months Base Pay.

            Employee
                    Classification Salary Separation Payment

     A Two (2) years Base Pay (as defined in Section 6.1(a)) plus 200% of the Average Bonus (as defined in Section 6.1(a)).

     B One (1) year Base Pay plus 100% of the Average Bonus.

     C Six (6) months Base Pay plus 50% of the Average Bonus.

     D Four (4) months Base Pay plus 33% of the Average Bonus.

     E Three (3) months Base Pay plus 25% of the Average Bonus.

     F Two (2) months Base Pay plus 15% of the Average Bonus.